As filed with the Securities and Exchange Commission on
                               June 26, 1997

                  Registration No.  33-56420


                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549


                      POST EFFECTIVE AMENDMENT NO. 3
                                    TO
                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933



                  CIRCUS CIRCUS ENTERPRISES, INC.
            (Exact name of issuer as specified in its charter)

        NEVADA                             88-0121916
(State or other jurisdiction of   (I.R.S.  Employer incorporation
or organization)                  Identification No.)

  2880 LAS VEGAS BOULEVARD SOUTH, LAS VEGAS, NEVADA  89109
(Address of Principal Executive Offices)           (Zip Code)

           AMENDED AND RESTATED 1991 STOCK INCENTIVE PLAN
                         (Full Title of the Plan)

          YVETTE E. LANDAU, 2880 LAS VEGAS BOULEVARD SOUTH
                         LAS VEGAS, NEVADA 89109
                  (Name and address of agent for service)

                          (702) 734-0410
       (Telephone number, including area code, of agent for service)


                      CIRCUS CIRCUS ENTERPRISES, INC.

                           CROSS REFERENCE SHEET

Pursuant to Rule 404 and Item 501 of Regulations S-K

Form S-8 Item No.

                                       Heading in Prospectus




1.   Plan Information

     (a)  General Plan
          Information


                                      Cover Page; Description of
                                      the Plan - General and -
                                      Purpose; Administration


     (b)  Securities to be
          Offered
                                      Cover Page; Description of
                                      the Plan - General


     (c)  Employees Who May
          Participate in the
          Plan
                                       Description of the Plan -
                                       General -; Purpose -; Share
                                       Value Incentives; and -
                                       Formula Awards to Eligible
                                       Directors


     (d)  Purchase of
          Securities Pursuant
          to the Plan and
          Payments for
          Securities Offered
                                       Description of the Plan -
                                       Purchase of Stock Pursuant to
                                       the Plan, - Limitations and
                                       Termination of Options


     (e)  Resale Restrictions
                                       Restrictions on Resale


     (f)  Tax Effects of Plan
          Participation
                                       Federal Income Tax
                                       Consequences


     (g)  Investment of Funds
                                       Not Applicable


     (h)  Withdrawal from the
          Plan; Assignment of
          Interest
                                      Description of the Plan -
                                      Transferability and -
                                      Termination of Options


     (i)  Forfeitures and
          Penalties
                                      Description of the Plan -
                                      Termination of Options


     (j)  Charges and
          Deductions and
          Liens Therefor
                                      Description of the Plan -
                                      Termination of Options


2.   Registrant Information Reports of the Company;
     and Employee Plan Annual Incorporation of Certain
     Information Documents by Reference


                                                                 PROSPECTUS

                      CIRCUS CIRCUS ENTERPRISES, INC.

                             3,000,000 Shares

                     Common Stock, $.01-2/3 Par Value

     Offered Pursuant to the Amended and Restated 1991 Stock Incentive
Plan

          This Prospectus relates to the offering by Circus Circus Enterprises, Inc. (the Company ) of 3,000,000 shares of the Company s Common Stock, $.01-2/3 par value ( Common Stock ), pursuant to the Company s Amended and Restated 1991 Stock Incentive Plan (the Plan ) which provides for the granting of awards covering up to 3,000,000 shares of Common Stock subject to adjustment upon the occurrence of certain events specified in the Plan, including stock dividends, stock splits and extraordinary cash dividends. The awards which may be issued pursuant to the Plan include share-value incentives (consisting of stock options and awards of restricted stock and performance shares) which may be granted to Employee Participants (as defined) and stock options which may be granted as Formula Awards (as defined) to
 Eligible Directors (as defined), all as more fully described in this Prospectus. Although the Company may issue previously authorized but unissued shares of its Common Stock pursuant to the Plan, it is the Company s present intention that all shares issued pursuant to the Plan will be shares of Common Stock held as treasury shares.

                              _______________

          The Common Stock of the Company is listed on the New
York Stock Exchange and the Pacific Stock Exchange.  On June 24,
1997, the last reported sale price of the Common Stock on the New
York Stock Exchange Composite Tape was $25.69 per share.
                              _______________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              _______________

          NEITHER THE NEVADA GAMING COMMISSION, THE NEVADA STATE GAMING CONTROL BOARD, THE MISSISSIPPI GAMING COMMISSION NOR ANY OTHER GAMING REGULATORY AUTHORITY HAS PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                              _______________

               The date of this Prospectus is June 26, 1997.

                          ADDITIONAL INFORMATION

          The Company has filed a Registration Statement with the Securities and Exchange Commission (the Commission ) under the Securities Act of 1933, as amended, with respect to the shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, including the financial schedules and exhibits filed with or incorporated by reference as a part thereof. Items of information omitted from this Prospectus but contained in the Registration Statement may be inspected and copies may be obtained (at prescribed rates) at the Commission s Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549.

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied (at prescribed rates) at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission s regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. In addition, the Common Stock is listed on the New York Stock Exchange and similar information concerning the Company can be inspected and copied at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

          No person is authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer described herein, and any information or representation not contained herein must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell these securities in any state to any person to whom it is unlawful to make such offer in such state. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein is correct as of any time subsequent to its date.

          The Company will provide, without charge, to each person to whom this Prospectus is delivered, a copy of the Company s annual report to stockholders for its last fiscal year together with a copy of any document or part thereof incorporated by reference in this Prospectus but not delivered herewith (not including exhibits to such information, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates) upon the written or oral request of such person. Requests should be directed to Yvette E. Landau, Secretary of the Company, 2880 Las Vegas Boulevard South, Las Vegas, Nevada 89109 (telephone 702-734-0410).

                          DESCRIPTION OF THE PLAN

General

          This Prospectus relates to an aggregate of 3,000,000 shares of Common Stock which may be issued pursuant to the Company s Amended and Restated l99l Stock Incentive Plan. The Plan provides for the issuance of up to 2,475,000 shares of the Company s Common Stock pursuant to stock options and as restricted stock and performance shares (collectively share-value incentives ) to officers and other key employees of the Company and its Affiliates (as defined) with managerial or supervisory responsibilities whom the committee administering the Plan (the Committee ) determines from time to time have made a significant contribution to the Company s past success or are in a position to influence its continued success ( Employee Participants ). For purposes of the preceding sentence, the term
 Affiliates means those entities 100% owned, directly or indirectly, by the Company and any other entities more than 50% owned, directly or indirectly, by the Company which are designated as Affiliates by the Committee. All references in this Prospectus to numbers of shares and market and exercise prices have been adjusted to reflect a three-for-two split of the Company s Common Stock effective at the close of business on July 9, 1993. The Plan also provides for the issuance of up to an additional 525,000 shares of the Company s Common Stock upon the exercise of stock options granted as Formula Awards (as defined) pursuant to the Plan. The Plan, which was originally adopted by the Company s Board of Directors (the Board of Directors ) on April 18, l991, was approved by the Company s stockholders on June 20, 1991 and became effective on that date. The Plan was amended by the Board of Directors on April 24, 1992 to provide for the grant of Formula Awards (as defined), subject to approval of the amendment by the Company s stockholders which was obtained on June 18, 1992. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ( ERISA ).

          The description of the Plan contained herein does not purport to be complete, and reference is made to the Plan itself and to the respective agreements evidencing awards made pursuant to the Plan for a full statement of the terms and provisions applicable to such awards.

          The principal office of the Company is located at 2880
Las Vegas Boulevard South, Las Vegas, Nevada 89109, and its telephone number is (702) 734-0410.

Purpose

          The purposes of the Plan are (i) to promote the long term financial interests and growth of Circus Circus Enterprises, Inc. (the Company ) by motivating executive personnel by means of growth-related incentives, providing incentive compensation opportunities that are competitive with those of other major corporations and furthering the identity of interests of participants with those of the stockholders of the Company, and
(ii) to strengthen the Company s ability to attract and retain the services of experienced and knowledgeable non-employee directors and by encouraging such directors to acquire an increased proprietary interest in the Company.

Administration

          The Plan is administered by the Committee which, according to the terms of the Plan, is to consist of two or more directors of the Company designated by the Board of Directors.
To the extent possible, and to the extent the Board of Directors deems it necessary or appropriate, each member of the Committee shall be a Non-Employee Director (as such term is defined in Rule 16b-3) and an Outside Director (as such term is defined in Treasury Regulations Section 1.162-27 promulgated under the Internal Revenue Code). Except to the extent an Eligible Director (as defined) is permitted to receive Formula Awards, members of the Committee are not eligible to participate in the Plan. Subject to the limitations of the Plan, the Committee has the sole and complete authority (i) to select Employee Participants in the Plan, (ii) to make share-value incentive grants to Employee Participants in such forms and amounts as it shall determine, (iii) to impose such limitations, restrictions and conditions upon such share-value incentive grants to Employee Participants as it shall deem appropriate, (iv) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) to correct any defect or omission or to reconcile any inconsistency in the Plan or in any share-value incentive granted thereunder, and (vi) to make all other determinations and to take all other actions necessary or advisable, in its discretion, for the implementation and administration of the Plan. The Committee may provide for the issuance of Common Stock to Employee Participants as a stock grant for no consideration other than services rendered or, to the extent permitted by applicable State law, to be rendered. The Committee s determinations on matters within its authority are conclusive and binding upon the Company and all other persons. All expenses associated with the Plan are borne by the Company. The Committee may amend or modify any share-value incentive grant in any manner to the extent that the Committee would have had the authority under the Plan to initially make such grant, but no such amendment or modification may impair the rights of any Employee Participant under any share-value incentive grant without the consent of such Employee Participant. Requests for additional information concerning the Committee or the Plan may be made to the individual and in the same manner as requests described under Reports of the Company .

          The present Committee members, each of whom is a director of the Company, are Michael D. McKee, Chairman, and Arthur H. Bilger. Additional information concerning the members of the Committee may be obtained from the Company in the manner described under Reports of the Company .

Limitation on Aggregate Shares

          The number of shares of Common Stock which may be issued pursuant to the Plan as share-value incentives to Employee Participants and Formula Awards to Eligible Directors may not exceed, in the aggregate, 3,000,000 shares. Of such shares, the number available for issuance pursuant to Formula Awards granted to Eligible Directors under the Plan is 525,000. To the extent any share-value incentives granted to Employee Participants or Formula Awards granted to Eligible Directors expire unexercised or unpaid or are cancelled, terminated or forfeited in any manner without the issuance of shares of Common Stock thereunder, such shares will again be available under the Plan. To the extent a restricted stock grant or an award of performance shares is exercised for cash, it will be treated as an issuance of a number of shares equal to the number of shares upon which the restricted stock grant or award of performance shares was based so as to reduce by that amount the number of shares otherwise available for future issuance as share-value incentives under the Plan.
The shares of Common Stock issued pursuant to the Plan may be either authorized and unissued shares, treasury shares, or a combination thereof, as the Committee determines.

          The number of shares of Common Stock for which options may be granted to any person pursuant to the Plan during 1997 or during any subsequent calendar year shall not exceed 200,000.

Share-Value Incentives

          General. The Committee may grant to Employee Participants (as defined), in accordance with the provisions of the Plan, stock options, restricted stock and performance shares. With one exception noted in the next sentence, the term Employee Participant includes any officer or other key employee of the Company or an Affiliate (as defined, hereinafter referred to as an eligible subsidiary ) with managerial or supervisory responsibilities whom the Committee determines has contributed significantly to the Company s past success or is in a position to influence its continued success. However, the term Employee Participant does not include an individual who at the time that a share-value incentive is granted under the Plan owns or, after giving effect to the Common Stock to be issued or referenced under the share-value incentive and under all other options, warrants and similar awards held by such individual, would be deemed to own 10% or more of the total combined voting power or value of all classes of stock of the Company. Eligible subsidiaries (i.e., subsidiaries whose employees may be Employee Participants) include (i) all subsidiaries wholly-owned by the Company, directly or indirectly, and (ii) any other subsidiaries more than 50% owned by the Company, directly or indirectly, which are designated by the Committee as eligible subsidiaries.

          Options. Options granted to an Employee Participant under the Plan may be incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and any successor statute (the Code ), or in such other form, consistent with the Plan, as the Committee may determine. The option price per share of Common Stock for an option granted to an Employee Participant must be fixed by the Committee at not less than 100% of the fair market value of a share of Common Stock on the date of grant. For purposes of options or other awards to Employee Participants, and for purposes of the discussion under Tax Withholding , below, the term the fair market value of the Common Stock means the last reported sale price of the Common Stock on the New York Stock Exchange Composite Tape on the date fair market value is to be determined and, in absence of any sale on such day, fair market value as the Committee, in good faith, determines. Options granted to an Employee Participant will be exercisable at such time or times as the Committee determines at or subsequent to grant. Options granted to an Employee Participant will be exercisable in whole or in part by written notice to the Company (to the attention of the Company s Corporate Secretary), signed by the Employee Participant exercising the option, stating the number of shares of Common Stock with respect to which the option is being exercised and accompanied by payment in full of the option price. Payment of the option price for an option granted to an Employee Participant may be made, at the discretion of the optionee, and to the extent permitted by the Committee, (A) in cash (including check, bank draft, or money order), (B) in Common Stock (valued at the fair market value thereof on the date of exercise), (C) by a combination of cash and Common Stock or (D) with any other consideration deemed acceptable by the Committee. The date both such notice and payment are received by the office of the Corporate Secretary of the Company will be the date of exercise for the option as to the number of shares specified.

          Incentive stock options may only be granted to Employee Participants who are employees of the Company or an eligible subsidiary of the Company. To the extent that the aggregate fair market value of Common Stock, with respect to which incentive stock options are exercisable for the first time by an Employee Participant during any calendar year under the Plan and any other plan of the Company or a subsidiary, exceeds $100,000, such stock options shall be treated as non-qualified stock options. Any Employee Participant who disposes of shares of Common Stock acquired upon the exercise of an incentive stock option by sale or exchange either within two (2) years after the date of the grant of the incentive stock option under which the shares were acquired or within one (1) year of the acquisition of such shares, shall be required to promptly notify the Corporate Secretary of the Company at the principal office of the Company of such disposition, the amount realized, the purchase price per share paid upon exercise and the date of disposition. Any incentive stock option granted to an Employee Participant who, at the time of the grant, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock either of the Company or any parent or subsidiary of the Company, must (A) be exercisable at a price that is at least one hundred ten percent (110%) of the fair market value of the Common Stock at the time the option is granted and (B) not be exercisable more than five (5) years from the date it is granted.


          Restricted Stock. The Committee may transfer to any Employee Participant as restricted stock shares of Common Stock, subject to the conditions described below and such other terms and conditions (including, without limitation, performance goals similar to those for Performance Shares) as the Committee may prescribe. Each certificate evidencing restricted stock will be registered in the name of the Employee Participant to whom the award is being made and, together with a stock power endorsed in blank by such Employee Participant, will be deposited with the Company. Pursuant to the Plan, there will be established for each restricted stock grant to an Employee Participant one or more restriction periods of such length as shall be determined by the Committee, provided, however, that no restriction period shall continue for more than 10 years from the date of the grant. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered during the applicable restriction period. Except for such restrictions on transfer and such other restrictions as the Committee may impose with respect to a particular award, the Employee Participant will have, with respect to such restricted stock, all the rights of a holder of Common Stock. The Committee, in its sole discretion, may permit or require the payment of cash dividends or restricted stock to be deferred and, if the Committee so determines, require that such dividends be reinvested in additional restricted stock or otherwise invested. At the expiration of each restriction period applicable to restricted stock, the Company will deliver to the Employee Participant to whom the award was granted (or the Employee Participant s legal representative or designated beneficiary) certificates representing the shares with respect to which the applicable restrictions and conditions have been satisfied. Except as provided by the Committee at the time of grant or otherwise, upon termination of employment of an Employee Participant for any reason during a restriction period applicable to restricted stock awarded to such Employee Participant, all shares still subject to restriction shall be forfeited by the Employee Participant.

          Performance Shares. Performance shares, measured in whole or in part by the value of shares of Common Stock, the performance of the participant, the performance of the Company, its subsidiaries or any separate business units or properties thereof, or any combination thereof, may be granted to Employee Participants under the Plan. Such share-value incentives may be payable in Common Stock, cash or both, and shall be subject to such restrictions and conditions, as the Committee shall determine, in its sole discretion, one or more performance periods and performance goals to be achieved during the applicable performance periods. No performance period shall exceed 10 years from the date of the grant. A performance shares grant to an Employee Participant may be made subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events such as changes in laws, regulations or accounting practices, or unusual or nonrecurring items or occurrences. The Committee shall determine the extent to which performance goals have been attained or a degree of achievement between maximum and minimum levels in order to evaluate the level of payment to be made, if any. No share-value incentive granted to an Employee Participant under the Plan shall be exercisable beyond, and no conditions or performance goals shall be susceptible of satisfaction beyond a period of 10 years after the date of the grant thereof.

          Agreements. Each share-value incentive granted to an Employee Participant under the Plan shall be evidenced by an agreement in such form and containing such terms and conditions (not inconsistent with the Plan) as the Committee shall determine in its sole discretion.

          Non-Transferability. No share-value incentive granted to an Employee Participant under the Plan, and no interest therein, shall be transferable by the Employee Participant otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder (a QDRO ). All share-value incentive grants to an Employee Participant shall be exercisable or received during the Employee Participant s lifetime only by the Employee Participant or pursuant to a QDRO. Any purported transfer contrary to this provision will be null and void and without effect.

          Tax Withholding. Under the terms of the Plan, the Committee has the power to withhold, or require an Employee Participant to remit to the Company, an amount sufficient to satisfy any withholding or other tax due with respect to any amount payable and/or shares issuable under the Plan, and the Committee may defer such payment or issuance unless indemnified to its satisfaction. Subject to the consent of the Committee, an Employee Participant may make an irrevocable election to have shares of Common Stock otherwise issuable under a share-value incentive grant withheld, tender back to the Company shares of Common Stock received pursuant to a share-value incentive grant or deliver to the Company previously acquired shares of Common Stock having a fair market value sufficient to satisfy all or part of the participant s estimated tax obligations associated with the transaction. Such election must be made by an Employee Participant prior to the date on which the relevant tax obligation arises. The Committee may disapprove of any election and may limit, suspend or terminate the right of an Employee Participant to make such elections.

          Rights of Participants. The Plan does not limit in any way the right of the Company or any subsidiary to terminate an Employee Participant s employment at any time, nor does it confer upon any Employee Participant any right to continue in the employ of the Company or any subsidiary for any period of time or to continue to receive his or her present or any other rate of compensation. The Plan does not confer on any employee a right to be selected as an Employee Participant, or, having been so selected, to be selected again as an Employee Participant.

          Misconduct.  In the event that an Employee Participant
(i) ceases to be employed by the Company or a subsidiary because of his discharge for dishonesty, or because he violates any material provision of any employment or other agreement between him and the Company or a subsidiary of the Company, or (ii) voluntarily resigns or terminates his employment with the Company or a subsidiary under or followed by such circumstances as would constitute a breach of any material provision of any employment or other agreement between him and the Company or a subsidiary, or (iii) shall have committed any act of dishonesty not discovered by the Company or a subsidiary prior to the cessation of his employment with the Company or a subsidiary, but which would have resulted in his discharge if discovered prior to such date, or (iv) either before or after cessation of his employment with the Company or a subsidiary, without the written consent of the Company or a subsidiary, uses (except for the benefit of the Company or a subsidiary) or discloses to any other person any confidential information relating to the continuation or proposed continuation of the business or any trade secrets of the Company or a subsidiary obtained as a result of or in connection with such employment, or (v) either before or after the cessation of his employment with the Company or a subsidiary, without the written consent of the Company or a subsidiary, directly or indirectly, gives advice to, or serves as an employee, director, officer, or trustee of, or in any similar capacity with, or otherwise directly or indirectly participates in the management, operation, or control of, or has any direct or indirect financial interest in, any corporation, partnership, or other organization which directly or indirectly competes in any respect with the Company or its subsidiaries, or (vi) ceases to be employed by the Company or a subsidiary because of his inability to continue as an employee under any law or governmental regulation, including any Nevada gaming law or regulation, or (vii) voluntarily resigns or terminates his employment with the Company or a subsidiary under or followed by such circumstances as would have rendered him unable to have continued as an employee under any law or governmental regulation, including any Nevada gaming law or regulation, then forthwith from the happening of any such event, any share-value incentive grant then held by such Employee Participant shall, under the terms of the Plan, terminate and become void to the extent that, in the case of a stock option, it then remains unexercised and, in the case of any other share-value incentive grant, any condition or performance goal under it then has not been met or satisfied. At the sole discretion of the Committee, additional forfeiture provisions may be included within the terms of any share-value incentive grant to an Employee Participant.

Formula Awards to Eligible Directors

          The Plan provides for the grant of Formula Awards to Eligible Directors (as defined) in accordance with the terms of the Plan. As defined in the Plan, the term Eligible Director means a member of the Board of Directors who is not otherwise an employee of the Company or any subsidiary of the Company. Each Formula Award granted under the Plan is to be evidenced by an agreement (a Formula Award Agreement ) duly executed on behalf of the Company and by the Eligible Director to whom such Formula Award is granted and dated as of the applicable date of grant. Each Formula Award Agreement must comply with and is subject to the terms and conditions of the Plan. Any Formula Award Agreement may contain such terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee. All Formula Awards granted under the Plan will be non-statutory options not intended to qualify under Section 422 of the Code. Each Formula Award will be either an Initial Grant or an Annual Grant.

          Initial Grants. Subject to the terms of the Plan, an option to purchase 10,000 shares of Common Stock will be granted automatically to each Eligible Director immediately following the annual meeting of the Company s stockholders at which such Director is first elected or immediately following the first annual meeting of the Company s stockholders after such Eligible Director is first elected or appointed by the Board of Directors to be a Director of the Company, whichever is applicable (each, an Initial Grant ). Pursuant to the terms of the Plan, if an Eligible Director who previously received an Initial Grant terminates service as a Director of the Company and is subsequently elected or appointed to the Board of Directors, such Director will not be eligible to receive a second Initial Grant, but will be eligible to receive only Annual Grants (as defined).

          Annual Grants. Subject to the terms of the Plan, an option to purchase 10,000 shares of Common Stock is granted automatically each year, immediately following the annual meeting of the Company s stockholders to each director of the Company who is an Eligible Director at such time and who is not entitled to receive an Initial Grant immediately following such annual meeting (each, an Annual Grant ).

          Formula Award Exercise Price. The exercise price per share for an Initial Grant or an Annual Grant is established by the terms of the Plan as the average of the Fair Market Value (as hereinafter defined) for the fifth (5th) through the ninth
(9th) business days (which, for this purpose means those days on which the New York Stock Exchange is open for trading) following the date of grant (i.e., the date of the annual meeting of the Company s stockholders giving rise to the award). For purposes of the preceding sentence, and when otherwise used with respect to a Formula Award, the term Fair Market Value means the mean of the high and low per share trading prices for the Common Stock as reported in The Wall Street Journal for New York Stock Exchange Composite Transactions.

          Vesting and Exercisability. Except as otherwise provided in the Plan, a Formula Award vests and becomes non-forfeitable when, and only if, the optionee continues to serve as a member of the Company s Board of Directors until the first annual meeting of the Company s stockholders held following the year in which the award was granted. Except as otherwise provided in the Plan, a Formula Award thereafter becomes exercisable according to the following schedule:



Portion of Formula

Period of Continuous Service            Award that is
as a Director of the Company            Exercisable
From the first Annual Meeting of             40%
Stockholders subsequent to the grant to
the second Annual Meeting of
Stockholders subsequent to the grant

From the second Annual Meeting of            70%
Stockholders subsequent to the grant to
the third Annual Meeting of Stockholders subsequent to the grant

From the third Annual Meeting of             100%
Stockholders subsequent to the grant to
the expiration of the term of the
Formula Award

          Except as otherwise provided, any vested Formula Award, to the extent the same is exercisable in accordance with the schedule above, may be exercised in whole or in part at any time or from time to time until the expiration or termination of its term by giving written notice, signed by the person exercising the Formula Award, to the Company (to the attention of the Company s Corporate Secretary) stating the number of shares of Common Stock with respect to which the Formula Award is being exercised, accompanied by payment in full of the option exercise price for the number of shares of Common Stock to be purchased. The date both such notice and payment are received by the office of the Company s Corporate Secretary is deemed to be the date of exercise of the Formula Award as to such number of shares. Notwithstanding any provision to the contrary, no Formula Award may at any time be exercised with respect to a fractional share.

          Payment of the exercise price for a Formula Award may be in cash or by bank-certified, cashier s, or personal check, or to the extent permitted by the Committee, payment may be in whole or in part by

          (i)  transfer to the Company of shares of the Common
Stock having a Fair Market Value on the date of exercise equal to the exercise price, or

          (ii) delivery of instructions to the Company to withhold from the shares of Common Stock that would otherwise be issued on the exercise that number of such shares having a Fair
Market Value equal to the exercise price.

          If the Fair Market Value of the number of whole shares of Common Stock transferred or the number of whole shares of Common Stock withheld is less than the total exercise price, the shortfall must be paid in cash.

          The Term of a Formula Award. Each Formula Award will expire ten (10) years from its date of grant (i.e., the date of the annual meeting of the Company s stockholders which gives rise to the award), but shall be subject to earlier termination as follows:

          (i) In the event of the termination of a Formula Award holder s service as a Director of the Company, other than by reason of retirement, total and permanent disability, or death, the then-outstanding Formula Awards of such holder (whether or not then vested and whether or not then exercisable) shall automatically expire on (and may not be exercised on) the effective date of such termination. For purposes of the preceding sentence and as used in clause (ii) below, the phrase by reason of retirement means (a) mandatory retirement pursuant to the policy of the Board of Directors or (b) termination of service at a time when the holder would be entitled to a retirement benefit under the Circus Circus Employees Profit Sharing and Investment Plan, as then in effect, if the holder were an employee of the Company.

          (ii) In the event of the termination of a Formula Award holder s service as a Director of the Company by reason of retirement or total and permanent disability, the then-outstanding Formula Awards of such holder that have vested pursuant to the Plan (including, without limitation, any Formula Award or portion thereof which vests in accordance with the Plan on the date of termination) shall become exercisable, to the full extent of the number of shares of Common Stock remaining covered by such Formula Awards, regardless of whether such Formula Awards were previously exercisable, and each such Formula Award shall expire one year after the date of such termination or on its stated grant expiration date, whichever is earlier.

          (iii) In the event of the death of a Formula Award holder while such holder is a Director of the Company, the then-outstanding Formula Awards of such holder that have vested pursuant to the Plan (including, without limitation, any Formula Award or portion thereof which vests in accordance with the Plan on the date of death) shall become exercisable, to the full extent of the number of shares of Common Stock remaining covered by such Formula Awards, regardless of whether such Formula Awards were previously exercisable, and each such Formula Award shall expire one year after the date of death of such optionee or on its stated grant expiration date, whichever is earlier.

          Exercise of a deceased holder s Formula Awards that are still exercisable shall be by the estate of such holder or by the person or persons to whom the holder s rights have passed by will or the laws of descent and distribution.

          Prohibitions Against Transferability. The right to exercise a Formula Award granted under the Plan shall, during the lifetime of the Eligible Director to whom such Formula Award was granted, be exercisable only by such recipient or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder (a QDRO ) and shall not be assignable or transferable by such recipient other than by will or the laws of descent and distribution or a QDRO. Any purported transfer contrary to this provision will be null and void and without effect.

          Limitation of Rights. Neither the recipient of a Formula Award nor the recipient s successor or successors in interest shall have any rights as a stockholder of the Company with respect to any shares of Common Stock subject to such Formula Award until the date of issuance of a stock certificate for such shares of Common Stock. Neither the Plan, nor the granting of a Formula Award, nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that an Eligible Director has a right to continue as a Director for any period of time or at any particular rate of compensation.

          Capital Adjustments. The number and class of shares with respect to which a Formula Award may be granted to an Eligible Director under the Plan, the number and class of shares subject to each outstanding Formula Award, and the exercise price per share specified in each such Formula Award shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment or the payment of any stock dividend, or other increase or decrease in the number of shares effected without receipt of consideration by the Company. For purposes of the preceding sentence, the Company will be deemed to have received consideration for any shares issued pursuant to any employee benefit plan meeting the requirements of Rule 16b-3, including the Plan.

          Limit on Awards to Eligible Directors. Notwithstanding any provision of the Plan to the contrary, an Eligible Director will not be entitled to receive or participate in any award under the Plan other than Formula Awards which are granted to such Eligible Director pursuant to the Plan. Under the terms of the Plan, no Formula Award may be granted on a date when the number of shares of Common Stock authorized for issuance pursuant to the Plan and then available for issuance pursuant to new Formula Awards is less than the aggregate number of such shares which would be issuable pursuant to Formula Awards otherwise required to be granted on such date, assuming the full vesting and exercise of such Formula Awards. If Formula Awards are not granted in any year as a result of the limitation described in the preceding sentence, no additional Formula Awards will thereafter be granted pursuant to the Plan.

Awards Outstanding

          As of the close of business on May 30, 1997, there were issued and outstanding options to purchase 129,000 shares of Common Stock granted as Formula Awards and options to purchase an additional 2,253,100 shares granted to Employee Participants pursuant to the Plan. The options granted as Formula Awards become exercisable according to the schedule described under
 Formula Awards to Eligible Directors -- Vesting and Exercisability . The Formula Awards outstanding at May 30, 1997 are exercisable at prices ranging from $23.08 to $39.34 per share and have expiration dates ranging from June 18, 2002 to June 22, 2005. The other options outstanding under the Plan at such date have exercise prices ranging from $21.25 to $34.00 per share and expiration dates ranging from December 29, 2002 to December 17, 2006. As of the close of business on May 30, 1997, 181,800 shares of Common Stock had been purchased pursuant to the Plan (including 18,000 shares purchased pursuant to Formula Awards), and options to purchase an additional 436,100 shares (including 378,000 shares reserved for Formula Awards) were available for issuance pursuant to the Plan.

Term of the Plan

          Unless extended by the stockholders of the Company or earlier terminated by the Board of Directors, the Plan will expire on June 19, 2001 and, thereafter no awards may be made pursuant to the Plan. However, the Plan will continue after such date to govern all awards granted before that date until the exercise, expiration or cancellation of such awards.

Rights as Stockholder

          An Employee Participant under the Plan will have no right as a stockholder of the Company with respect to shares which are the subject of share-value incentives granted under the Plan, and an Eligible Director will have no right as a stockholder of the Company with respect to shares which are the subject of Formula Awards granted under the Plan, unless and until certificates for such shares are issued to the Employee Participant or Eligible Director, as the case may be. Common Stock issued to an Employee Participant pursuant to a share-value incentive grant will nevertheless be subject to such limitations and restrictions as are included in the agreement with respect to such grant.

Adjustments Upon Certain Changes

          In the event of a merger, consolidation, reorganization, recapitalization, spinoff, stock dividend or stock split, or combination or other increase or reduction in the number of issued shares of Common Stock, or extraordinary cash dividend or any other similar event, the Board of Directors or the Committee may, in order to prevent the dilution or enlargement of rights under share-value incentive grants or Formula Awards, make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by, or with respect to which payments are measured under, outstanding share-value incentive grants and the exercise prices specified therein as may be determined to be appropriate and equitable.

Beneficiary Designation

          Subject to the limitations on transfer described in this Prospectus, each Employee Participant and Eligible Director may name, from time to time, beneficiaries (who may be named contingently or successively) to whom benefits under the Plan are to be paid in the event of such Employee Participant s or Eligible Director s death before they receive any or all of such benefits. Each designation will revoke all prior designations by the same Employee Participant or Eligible Director, shall be in a form prescribed by the Committee, and will be effective only when filed by the Employee Participant or Eligible Director in writing with the Committee during the Employee Participant s or Eligible Director s lifetime. In the absence of any such designation, vested benefits remaining unpaid at the Employee Participant s or Eligible Director s death will be paid to the Employee Participant s or Eligible Director s estate.

Amendment, Suspension and Termination of Plan

          The Board of Directors may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that if required to qualify the Plan under Rule 16b-3 under the Securities Exchange Act of 1934, no amendment shall be made more than once every six (6) months that would change the amount, price or timing of Formula Awards (or any other provision of the Plan the amendment of which would cause the Plan to fail to qualify under Rule 16b-3), other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act, or the rules and regulations promulgated thereunder; and provided, further, that no amendment may be made without the approval of the Company s stockholders that would (i) materially increase the number of shares of Common Stock that may be issued under the Plan, or (ii) otherwise materially increase the benefits accruing to participants under the Plan. No amendment, suspension or termination of the Plan may impair the rights of Employee Participants under outstanding share-value incentive grants or Eligible Directors under Formula Awards without the consent of the Employee Participants and/or Eligible Directors affected thereby or make any change that would disqualify the Plan, or any other plan of the Company intended to be so qualified, from the exemption provided by Rule 16b-3.

Governing Law

          The Plan provides that its validity and construction, and the validity and construction of its rules and regulations and any agreements entered into thereunder, shall be governed by the laws (other than choice of law provisions) of the State of Nevada.

                      FEDERAL INCOME TAX CONSEQUENCES

Incentive Stock Options

          Incentive stock options granted to Employee
Participants under the Plan are intended to qualify for the favorable Federal income tax treatment currently accorded
 Incentive Stock Options as defined under Section 422 of the Code ( Incentive Stock Options ). The Plan is not the type of employee benefit plan that is subject to being qualified under
Section 401 of the Code.

          Under the Code, no Federal income tax is imposed at the time an Incentive Stock Option is granted or exercised, provided, generally, that such exercise occurs not later than three months after the termination of the optionee s employment with the Company or a subsidiary. The Code also provides that, (i) in the case of an optionee whose employment terminates as a result of disability (as contemplated by Section 22(e)(3) of the Code), the three-month period described in the preceding sentence is extended to one year; and (ii) the general requirement that the option be exercised within three months of the termination of the optionee s employment is not applicable to Incentive Stock Options exercised after the death of an optionee by his estate or a person who acquired the right to exercise such Incentive Stock Option by reason of the death of the optionee.

          Under the Plan, options granted to an optionee who ceases to be employed by the Company or a subsidiary for any one or more of the reasons set forth under the heading Description of the Plan - Share-Value Incentives - Misconduct , will terminate and become void at the time such employment terminates. Subject to the preceding sentence, the period during which options granted to an Employee Participant may be exercised will be determined by the Committee. Although, as described above, the limitations imposed by the Code with respect to the period during which Incentive Stock Options must be exercised generally are not applicable to Incentive Stock Options exercised after the death of an optionee by his estate or a person who acquired the right to exercise such Incentive Stock Options by reason of the death of the optionee, the Plan permits the Committee to impose with respect to each option (including any Incentive Stock Option) granted to an Employee Participant a maximum period during which the option may be exercised by the optionee s estate or a person who acquires the right to exercise such option by reason of the death of the optionee, or, in the Committee s discretion, to prohibit such option from being exercised after the optionee s death.

          To the extent that the aggregate fair market value (determined at the time the option is granted) of the shares with respect to which options which would, but for this sentence, be Incentive Stock Options are exercisable for the first time by an optionee during any calendar year under the Plan and under any other plans of the Company (and any parent or subsidiary corporation of the Company) exceeds $100,000, the options related to such excess will be deemed to be Non-Qualified Stock Options (as hereinafter defined) for Federal income tax purposes.

          While ordinarily no income is required to be recognized at the time an Incentive Stock Option is exercised, it should be noted that for purposes of the alternative minimum tax imposed by
Section 55 of the Code, an Incentive Stock Option is treated, in effect, as a Non-Qualified Option (as hereinafter defined). Therefore, the excess of the fair market value of the shares of Common Stock subject to the Incentive Stock Option, determined at the time of exercise, over the exercise price constitutes ordinary income for purposes of the alternative minimum tax. Accordingly, the exercise of an Incentive Stock Option by an Optionee (depending on his other circumstances) may cause the Optionee to incur some alternative minimum tax. For purposes of the alternative minimum tax, the basis of stock acquired through the exercise of an Incentive Stock Option equals the fair market value taken into account in determining the amount of ordinary income recognized for alternative minimum tax purposes. A special rule applies in the case of a disqualifying disposition (as described below) of shares acquired by exercise of an Incentive Stock Option occurring in the same taxable year as the exercise which, in effect, results in the same tax treatment under the alternative minimum tax as applicable for ordinary tax purposes.

          Provided that the Incentive Stock Option was exercised timely (as described above), if the shares of Common Stock acquired upon exercise of an Incentive Stock Option are not disposed of (i) within two years after the date of the grant of the Incentive Stock Option or (ii) within one year after the exercise of the Incentive Stock Option, then, generally, any amount realized in excess of the optionee s basis in the shares of Common Stock is taxed as long-term capital gain at the time of the sale or other disposition of the shares. The holding period requirement described in the preceding sentence is not applicable to Incentive Stock Options exercised after the death of an optionee by his estate or a person who acquired the right to exercise such Incentive Stock Option by reason of the death of the optionee. Any loss incurred under such circumstances is treated as a long-term capital loss. The Company is not entitled to a tax deduction with respect to the grant or exercise of an Incentive Stock Option or upon such disposition of the shares received upon its exercise.

          The optionee s tax basis (for purposes of determining the amount of gain or loss upon a disposition that satisfies the holding period requirements described above) in shares of Common Stock acquired upon the exercise of an Incentive Stock Option is equal to the exercise price of the shares of Common Stock, in the event that the entire exercise price is paid in cash. In a case where the optionee pays all or a portion of the option price by delivering to the Company shares of Common Stock already owned by him, the IRS has held that the optionee s basis and holding period in the shares of Common Stock acquired upon exercise of an Incentive Stock Option are determined as follows:

          (i) For that number of shares of Common Stock which is equal to the number of already-owned shares of Common Stock that are delivered to the Company in part or in full payment of the exercise price, the basis and holding period are the same as the basis and holding period of such already-owned shares; and

          (ii) For any shares of Common Stock received in excess of the number of already-owned shares of Common Stock that are delivered to the Company in part or in full payment of the exercise price (the Additional Shares ), the basis is equal to the amount of cash, if any, paid in connection with the exercise of the option; and the holding period for the Additional Shares commences on the date of exercise of the option.

          It should also be noted that the delivery of already-owned shares of Common Stock in part or full payment of the option price will constitute a disqualifying disposition of such already-owned shares of Common Stock if (i) such already-owned shares of Common Stock had been acquired by exercise of an Incentive Stock Option, and (ii) at the time of delivery of such already-owned shares, the optionee has not satisfied the statutory two-year-after-grant, one-year-after-exercise holding period (described above) which must be met in order to qualify for the -tax benefits of an Incentive Stock Option.

          In the event an optionee sells or otherwise disposes of shares of Common Stock acquired upon exercise of an Incentive Stock Option before the expiration of two years after the grant of the Incentive Stock Option or before the expiration of one year after the exercise of the Incentive Stock Option (a disqualifying disposition ), then the lesser of (i) the excess of the fair market value of the shares of Common Stock at the time the Incentive Stock Option was exercised over the exercise price of the shares, or (ii) the amount realized upon such sale over the optionee s basis in the shares of Common Stock, is treated as ordinary income at the time of the sale or other disposition of the shares of Common Stock. The adjusted cost basis of the shares in the optionee s hands at the time of a disposition by him will consist of the price paid by the optionee for the shares, increased by the amount (if any) included in the optionee s gross income as ordinary income as a result of such disposition. Any gain on the sale or other disposition of the shares which is not treated as ordinary income (as described in the preceding sentence) is treated as long-term or short-term capital gain, depending on the holding period of the shares of Common Stock sold. Such excess is long-term gain only if the shares of Common Stock were held for more than one year.

          The Company, generally, is entitled to a tax deduction equal to the amount of ordinary income, if any, recognized by the optionee in cases in which the shares of Common Stock are sold prior to satisfying the two-year-after-grant, one-year-after-exercise holding period which must be met in order to qualify for the tax benefits of an Incentive Stock Option.

Non-Qualified Stock Options

          Non-qualified stock options ( Non-Qualified Stock Options ) granted under the Plan (including those granted as Formula Awards) are not intended to qualify for the favorable Federal income tax treatment accorded Incentive Stock Options under the Plan or certain other types of stock acquisition programs. Section 83 of the Code and the Regulations thereunder govern the taxation of the receipt and exercise of Non-Qualified Stock Options under the Plan. An optionee should not recognize any income for Federal income tax purposes at the time of the grant of any Non-Qualified Stock Option under the Plan. However, when the Non-Qualified Stock Option is exercised, the excess of the fair market value of the shares of Common Stock acquired pursuant to such exercise, determined at the time of exercise, over the option price constitutes ordinary income to the optionee. The Company would generally be entitled to a corresponding income tax deduction for the taxable year in which the optionee is required to include such ordinary income. The Company will withhold Federal income, Social Security and Unemployment taxes on the amount of ordinary income recognized by an Employee Participant upon the exercise of a Non-Qualified Stock Option.

          Optionees who are subject to the short-swing profits rules of Section 16(b) of the Securities Exchange Act of 1934, as amended ( Section 16(b) ), relating to the sale of property at a profit within six months after the purchase of the property, unless they elect within 30 days of exercising a Non-Qualified Stock Option to be taxed as of the time of such exercise (on the basis of the fair market value of the stock at the time of such exercise), are permitted to defer the calculation and imposition of the tax on the gain realized from the exercise until the earlier of (i) the expiration of such six-month period, or (ii) the first day on which the sale of such stock at a profit will not subject such optionee to suit under Section 16(b).

Restricted Stock and Performance Shares

          Restricted stock issued under the Plan will ordinarily be subject to forfeiture, if the Employee Participant to whom the award is made does not continue to be employed by the Company during certain stipulated periods or satisfy any other conditions prescribed by the Committee. Grants of restricted stock under the Plan will be subject to the provisions of Section 83 of the Code. As a result, an Employee Participant will, generally, recognize ordinary income with respect to restricted stock in the year or years in which such stock ceases to be subject to forfeiture. The amount of ordinary income recognized will be equal to the fair market value of the restricted stock on the date it is no longer subject to forfeiture.

          Pursuant to Section 83(b) of the Code, an Employee Participant who receives restricted stock which is subject to forfeiture may elect, within 30 days of the issuance of such stock, to include in his or her taxable income for the year of issuance an amount equal to the fair market value of such restricted stock at the date of such issuance. If an Employee Participant makes this election, no additional ordinary income is required to be recognized at the time the risk of forfeiture for such restricted stock lapses. However, in the event that such Employee Participant actually forfeits the stock to the Company, such Employee Participant may not deduct the amount previously included in income pursuant to the election. Any dividends paid to an Employee Participant on restricted stock prior to the lapse of the risk of forfeiture will be treated as ordinary compensation income to the Employee Participant in whose name such stock was issued.

          Generally, an Employee Participant who is awarded performance shares will recognize ordinary income with respect to the performance shares in the year in which the Committee determines that the applicable performance criteria are satisfied. The amount of ordinary income recognized, generally, will be equal to the fair market value of the performance shares on the date the performance criteria are satisfied.

          The Company will generally be entitled to a deduction with respect to restricted stock or performance shares in the year in which ordinary income is recognized by the Employee Participant. Such deduction will be equal to the amount of ordinary income recognized by the Employee Participant with respect to such restricted stock or performance shares. The Company will withhold Federal income, Social Security and Unemployment taxes on the amount of ordinary income recognized by an Employee Participant with respect to restricted stock or performance shares.

          Notwithstanding the foregoing rules regarding the timing of the recognition of income by an Employee Participant in connection with the issuance or award of restricted stock or performance shares, rules allowing a potential deferral in such recognition as a result of the applicability of Section 16(b) similar to those described above with respect to Non-Qualified Stock Options are applicable to restricted stock and performance shares.

Taxation of Capital Gains and Ordinary Income

          Under the terms of the Code, the maximum marginal rate of tax imposed on ordinary income for individuals is 39.6% and the maximum marginal rate of tax imposed on long-term capital gains is 28%. In addition to this difference in tax rates, the distinction between capital gains and losses and ordinary income is relevant for a number of reasons, including the fact that capital losses are only deductible against capital gains and a limited amount ($3,000) of ordinary income.

          The general Federal income tax principles discussed above are highly complex and subject to changes which may be brought about by subsequent legislation or by regulations and administrative rulings which may be applied on a retroactive basis. Employee Participants and Eligible Directors may also be subject to state and local taxes with respect to awards received pursuant to the Plan, including the holding and disposition of Common Stock acquired pursuant to the Plan and should refer to the applicable tax laws of the relevant jurisdictions. Each person participating in the Plan as an Employee Participant or an Eligible Director should consult his own tax advisor in connection with the tax consequences of the receipt of an award, the receipt of any rights thereunder, and the holding and disposition of shares received pursuant thereto.

Deductibility of Executive Compensation Under Code Section 162(m)

          Section 162(m) of the Code sets limits on the deductibility of compensation in excess of $1,000,000 paid by publicly held companies to certain employees (the Million Dollar Cap ). The Internal Revenue Service (the IRS ) has also issued Treasury Regulations which provide rules for the application of the Million Dollar Cap deduction limitations. Compensation which is treated as qualified performance-based compensation under these rules is exempt from the limitations of the Million Dollar Cap. Income recognized as ordinary compensation income on the exercise of options granted under the Plan should be treated as qualified performance-based compensation for these purposes provided the Plan meets certain requirements, and the option grant itself complies with specific rules applicable on a grant-by-grant basis. The Plan complies with IRS rules generally applicable to stock option plans under the performance-based compensation exception to the Million Dollar Cap. It is the Company s intention to administer the Plan in accordance with all applicable requirements of the Million Dollar Cap rules to qualify option grants for the performance-based compensation exemption, including administration of the Plan by a committee of two or more outside directors (as that term is used in the applicable Treasury Regulations) whenever, in the judgment of the Committee, to do so would be consistent with the objectives of the Plan. Unlike the grants of options, any grants of restricted stock awards or performance shares under the Plan will not qualify as performance-based compensation for these purposes and will be included in the remuneration that is taken into account in applying the Million Dollar Cap limitations.

RESTRICTIONS ON RESALE

          Certain officers and directors of the Company may be deemed to be affiliates of the Company for purposes of the Securities Act of 1933.

          Shares acquired under the Plan by an affiliate of the Company may only be reoffered or resold pursuant to an effective registration statement under the Securities Act of 1933 or in accordance with Rule 144 thereunder. An affiliate may not reoffer or resell shares by means of this Prospectus.

          Under Section 16(b) of the Securities Exchange Act of 1934, as amended (the 1934 Act ), if a director or an officer (as defined in Rule 16a-1 under the 1934 Act) of the Company, or a person who beneficially owns, directly or indirectly, more than ten percent of the Common Stock of the Company, engages in purchases and sales of the Company s Common Stock which are not exempted from the liability provisions of
Section 16(b) within a six-month period, any profit resulting from a matching of such transactions must be paid to the Company. For purposes of determining Section 16(b) liability, a non-exempted acquisition or disposition of an option or other right to acquire Common Stock constitutes a purchase or sale, as the case may be, of Common Stock.

          The provisions of Section 16(b) are generally known as the short-swing profit provisions. However, in certain cases specific rules exempt certain transactions from the short-swing profit provisions provided applicable conditions set forth in the rules are complied with. In this regard, grants of stock options pursuant to the Plan are intended to be exempted from the liability provisions of Section 16(b), but the disposition of shares acquired upon the exercise of such an option generally will not be exempted. Each director and officer of the Company and each person who beneficially own, directly or indirectly, more than ten percent of the Common Stock of the Company, should, therefore, consider the limitations imposed by Section 16(b) prior to purchasing or selling any of the Company s Common Stock or engaging in any other transaction which would result in a change in his or her beneficial ownership of the Company s Common Stock.


                          REPORTS OF THE COMPANY

          The Company s Quarterly and Annual Reports to Stockholders, proxy soliciting material and other communications distributed to the Company s stockholders generally will be provided to all Participants whether or not they are stockholders of the Company. If a Participant does not for some reason receive a copy of any of such reports, material or other communications, he or she may obtain copies of the same which the Company will provide promptly without charge upon written or oral request. Such request should be directed to Yvette E. Landau, Secretary, Circus Circus Enterprises, Inc., 2880 Las Vegas Boulevard South, Las Vegas, Nevada 89109 (702-734-0410).

Participants will be provided from time to time such reports, if any, concerning their options as the Committee deems appropriate. While the Committee does not have any present intention of issuing such reports on a regular basis, any Participant may obtain information concerning his or her options by contacting Yvette E. Landau at the address or telephone number indicated in the preceding paragraph.


INCORPORATION OF CERTAIN
                         DOCUMENTS BY REFERENCE

          The Company hereby incorporates by reference, the following documents, each of which shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing thereof with the Securities and Exchange
Commission:

          (a)The Company s Annual Report on Form 10-K for the fiscal year ended January 31, 1997, filed pursuant to Section
13(a) of the 1934 Act;

          (b)The Company s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1997, filed pursuant to Section
13(a) of the 1934 Act;

          (c)The description of the Company s Common Stock contained in the Company s Registration Statement on Form 8-A declared effective by the Securities and Exchange Commission on October 25, 1983 and any amendments or reports filed for the purpose of updating such description;

          (d)The description of the Company s Common Stock
Purchase Rights contained in the Company s Registration Statement on Form 8-A declared effective by the Securities and Exchange
Commission on August 12, 1994, and any amendments or reports filed for the purpose of updating such description; and

          (e)All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

          Copies of the documents incorporated by reference herein, except for the exhibits to such documents (unless such exhibits are specifically incorporated by reference into the documents which this Prospectus incorporates), are available to any person receiving a copy of this Prospectus upon written or oral request. Such request should be directed to Yvette E. Landau, Secretary, Circus Circus Enterprises, Inc., 2880 Las Vegas Boulevard South, Las Vegas, Nevada 89109 (702-734-0410). See Additional Information .


      EXPERTS

          The consolidated financial statements and schedules included or incorporated by reference in the Company s Annual Report on Form 10-K for the year ended January 31, 1997, incorporated by reference in this Prospectus and elsewhere in the Registration Statement, to the extent and for the periods indicated in their report, have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated herein by reference in reliance upon the authority of such firm as experts in giving said report.


                             TABLE OF CONTENTS
                                                   Page

ADDITIONAL INFORMATION . . . . . . . . . . . . . . . .   2

DESCRIPTION OF THE PLAN. . . . . . . . . . . . . . . .   3
     General . . . . . . . . . . . . . . . . . . . . .   3
     Purpose . . . . . . . . . . . . . . . . . . . . .   4
     Administration. . . . . . . . . . . . . . . . . .   4
     Limitation on Aggregate Shares. . . . . . . . . .   5
     Share-Value Incentives. . . . . . . . . . . . . .   5
     Formula Awards to Eligible Directors. . . . . . .  10
     Awards Outstanding. . . . . . . . . . . . . . . .  15
     Term of the Plan. . . . . . . . . . . . . . . . .  15
     Rights as Stockholder . . . . . . . . . . . . . .  15
     Adjustments Upon Certain Changes. . . . . . . . .  16
     Beneficiary Designation . . . . . . . . . . . . .  16
     Amendment, Suspension and Termination of Plan . .  16
     Governing Law . . . . . . . . . . . . . . . . . .  17

FEDERAL INCOME TAX CONSEQUENCES. . . . . . . . . . . .  17
     Incentive Stock Options . . . . . . . . . . . . .  17
     Non-Qualified Stock Options . . . . . . . . . . .  20
     Restricted Stock and Performance Shares . . . . .  21
     Taxation of Capital Gains and Ordinary Income . .  22
     Deductibility of Executive Compensation Under Code
     Section 162(m). . . . . . . . . . . . . . . . . .  23

RESTRICTIONS ON RESALE . . . . . . . . . . . . . . . .  23

REPORTS OF THE COMPANY . . . . . . . . . . . . . . . .  24

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE   .  .  25

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . .  25


                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         Reference is made to the information appearing under the heading Incorporation of Certain Documents by Reference in the Prospectus constituting a part of this Registration
Statement, which information is incorporated herein by this reference.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 78.751 of the Nevada Revised Statutes (the Nevada Law ) permits a corporation to indemnify any of its directors, officers, employees and agents against costs and expenses arising from claims, suits and proceedings if such persons acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Notwithstanding the foregoing, in an action by or in the right of the corporation, no indemnification may be made in respect of any claim, issue or matter, as to which such person is adjudged to be liable to the corporation unless a court of competent jurisdiction determines that in view of all the circumstances of the case, indemnification would be appropriate. The indemnification provisions of the Nevada Law expressly do not exclude any other rights a person may have to indemnification under any bylaw, among other things.

         In accordance with Nevada Revised Statutes 78.037,
Article XI of the Company s Restated Articles of Incorporation provides that no director or officer of the Company shall be personally liable to the Company or its stockholders for damages for breach of fiduciary duty as a director or officer, except for
(a) acts or omissions which include intentional misconduct, fraud or a knowing violation of law, or (b) the payment of dividends in violation of Nevada Revised Statutes 78.300.

         Article X, Section 10.2 of the Company s Restated
Bylaws provides for mandatory indemnification of directors and officers to the fullest extent now or hereafter permitted by law.

         The Company maintains a liability insurance policy under which officers and directors are generally indemnified against losses and liability (including costs, expenses, settlements, and judgments) incurred by them in such capacities, individually or otherwise, other than specified excluded losses. The insurance policy will pay on behalf of the Company all covered losses for which the Company grants indemnification of each officer or director as permitted by law which the officer or director becomes legally obligated to pay on account of an indemnifiable claim. The policy would generally cover, in addition to other liabilities, liabilities arising under the federal securities laws; however, the subject of loss may not include any claim or claims under federal or state law arising out of or relating to (i) the filing of a registration statement with the Securities and Exchange Commission or the offer or sale by means of a prospectus of any security with respect to which a registration statement has been filed, including, but not limited to, any claim asserting that such registration statement or prospectus contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any underwriting agreement for the offer or sale of any security, or
(iii) any accounting of profits from the purchase or sale of securities of the Company under Section 16(b) of the Securities Exchange Act of 1934 or a similar state law.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

10       Amended and Restated 1991 Stock Incentive Plan.

23       Consent of Arthur Andersen LLP

Item 9.  Undertakinqs.

The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section l0(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant s annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 24th day of June, 1997.

                            CIRCUS CIRCUS ENTERPRISES, INC.


                            By: CLYDE T. TURNER
                                CLYDE T. TURNER, Chairman of the
                                Board and Chief Executive Officer


                             POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clyde T. Turner and Glenn Schaeffer, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature                 Title                    Date

Clyde T.  Turner          Chairman of the Board    June 24, 1997
Clyde T. Turner           and Chief Executive
                          Officer (Principal
                          Executive Officer)

Michael S. Ensign         Vice Chairman of the     June 24, 1997
Michael S. Ensign         Board and Chief
                          Operating Officer


Signature                 Title                    Date

William A. Richardson     Executive Vice           June 24, 1997
William A. Richardson     President and Director


Glenn Schaeffer           President, Chief         June 24, 1997
Glenn Schaeffer           Financical Officer,
                          Treasurer and Director
                          (Principal Financial
                          Officer)


Les Martin                Vice President and       June 24, 1997
Les Martin                Chief Accounting
                          Officer (Principal
                          Accounting Officer)


Richard P. Banis          Director                 June 24, 1997
Richard P. Banis


                          Director                 June   , 1997
Arthur H. Bilger


Richard A. Etter          Director                 June 24, 1997
Richard A. Etter


Michael D. McKee          Director                 June 24, 1997
Michael D. McKee


                                                   Exhibit 10

                      CIRCUS CIRCUS ENTERPRISES, INC.

              AMENDED AND RESTATED 1991 STOCK INCENTIVE PLAN

                  (As Amended and Restated June 24,1997)

    1.   Purposes.  The purposes of the Circus Circus
Enterprises, Inc. Amended and Restated 1991 Stock Incentive Plan (the Plan ) are (i) to promote the long term financial interests and growth of Circus Circus Enterprises, Inc. (the Company ) by motivating executive personnel by means of growth-related incentives, providing incentive compensation opportunities that are competitive with those of other major corporations and furthering the identity of interests of participants with those of the stockholders of the Company, and (ii) to strengthen the Company s ability to attract and retain the services of experienced and knowledgeable non-employee directors and by encouraging such directors to acquire an increased proprietary interest in the Company.

    2. Definitions. The following definitions are applicable to the Plan:

          Affiliate means any entity 100 percent owned, directly or indirectly, by the Company and any other entity more than 50 percent of which is owned, directly or indirectly, by the Company and which is so designated by the Committee.

          Code means the Internal Revenue Code of 1986, as amended, and any successor statute.

          Committee means a committee of two or more directors of the Company as shall be designated by the Board of Directors of the Company from time to time. To the extent possible, and to the extent the Board of Directors deems it necessary or appropriate, each member of the Committee shall be a Non-Employee Director (as such term is defined in Rule 16b-3) and an Outside Director (as such term is defined in Treasury Regulations Section 1.162-27 promulgated under the Code). The Board of Directors may from time to time remove members from, or add members to, the Committee.
    Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine.

          Common Stock means the Common Stock, $.01-2/3 par value per share, of the Company or such other securities as may be substituted therefor pursuant to paragraph
    7(f).

         The fair market value of the Common Stock shall (except as otherwise provided in paragraph 6(d)) mean the last reported sale price of the Common Stock on the New York Stock Exchange Composite Tape on the day fair market value is to be determined and, in absence of any sale on such day, fair market value as the Committee shall, in good faith, determine.

          Eligible Director  means a member of the Company s
    Board of Directors who is not otherwise an employee of the Company or any subsidiary of the Company.

          Employee Participant means any officer or other key employee of the Company or an Affiliate with managerial or supervisory responsibilities whom the Committee determines has contributed significantly to the Company s past success or is in a position to influence its continued success who is selected by the Committee (other than an employee of the Company who at the time that any share-value incentive is granted under the Plan owns or, after giving effect to the Common Stock to be issued or referenced under the share-value incentive and under all other options, warrants and similar awards with respect to the Company held by such employee, is deemed to own 10% or more of the total combined voting power or value of all classes of stock of the Company).

          Formula Award means an Initial Grant (as defined) made to an Eligible Director pursuant to paragraph 6(b) or an Annual Grant (as defined) made to an Eligible Director pursuant to paragraph 6(c).

          Rule 16b-3 means such rule adopted under the Securities Exchange Act of 1934, as amended, or any successor rule.

    3. Administration. The Plan shall be administered by the Committee. Subject to the limitations of the Plan, the Committee shall have the sole and complete authority: (i) to select Employee Participants in the Plan, (ii) to make share-value incentive grants to Employee Participants in such forms and amounts as it shall determine, (iii) to impose such limitations, restrictions and conditions upon such share-value incentive grants to Employee Participants as it shall deem appropriate, (iv) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan,
(v) to correct any defect or omission or to reconcile any inconsistency in the Plan or in any share-value incentive granted hereunder, and (vi) to make all other determinations and to take all other actions necessary or advisable, in its discretion, for the implementation and administration of the Plan. The Committee may provide for the issuance of Common Stock to Employee Participants as a stock grant for no consideration other than services rendered or, to the extent permitted by applicable State law, to be rendered. The Committee s determinations on matters within its authority shall be conclusive and binding upon the Company and all other persons. All expenses associated with the Plan shall be borne by the Company, subject to such allocation to its Affiliates and operating units as it deems appropriate. The Committee may amend or modify any share-value incentive grant to an Employee Participant in any manner to the extent that the Committee would have had the authority under the Plan to initially make such share-value incentive grant, but no such amendment or modification shall impair the rights of any Employee Participant under any share-value incentive grant without the consent of such Employee Participant.

    4. Limitation on Aggregate Shares. The number of shares of Common Stock with respect to which share-value incentives may be granted to Employee Participants and Formula Awards may be made to Eligible Directors under the Plan and which may be issued upon the exercise or payment thereof shall not exceed, in the aggregate, 3,000,000 shares, and the number of such shares which shall be available for issuance pursuant to Formula Awards made to Eligible Directors under the Plan shall be 525,000; provided, however, that to the extent any share-value incentives granted to Employee Participants or Formula Awards made to Eligible Directors expire unexercised or unpaid or are canceled, terminated or forfeited in any manner without the issuance of shares of Common Stock thereunder, such shares shall again be available under the Plan. To the extent a restricted stock grant or performance shares grant to an Employee Participant is exercised for cash, it shall be treated as an issuance of a number of shares equal to the number of shares upon which the restricted stock grant or performance shares grant was based so as to reduce shares otherwise available for the future issuance under the Plan. The 3,000,000 shares of Common Stock which may be the subject of awards pursuant to the Plan may be either authorized and unissued shares, treasury shares, or a combination thereof, as the Committee shall determine.

    5.   Share-Value Incentives.  The Committee may grant to
Employee Participants, in accordance with this paragraph 5 and other provisions of the Plan, stock options, restricted stock and performance shares.

    (a)  Options.

         (i) Options granted to an Employee Participant under the Plan may be incentive stock options within the meaning of Section 422 of the Code or any successor provisions, or in such other form, consistent with the Plan, as the Committee may determine.

         (ii) The option price per share of Common Stock for an option granted to an Employee Participant shall be fixed by the Committee at not less than 100% of the fair market value of a share of Common Stock on the date of grant.

         (iii) Options granted to an Employee Participant shall be exercisable at such time or times as the Committee shall determine at or subsequent to grant.

         (iv) Options granted to an Employee Participant shall be exercised in whole or in part by written notice to the Company (to the attention of the Company s Corporate Secretary), signed by the Employee Participant exercising the option, stating the number of shares of Common Stock with respect to which the option is being exercised and accompanied by payment in full of the option price. Payment of the option price for an option granted to an Employee Participant may be made, at the discretion of the optionee, and to the extent permitted by the Committee, (A) in cash (including check, bank draft, or money order), (B) in Common Stock (valued at the fair market value thereof on the date of exercise),
    (C) by a combination of cash and Common Stock or (D) with any other consideration deemed acceptable by the Committee. The date both such notice and payment are received by the office of the Corporate Secretary of the Company shall be the date of exercise of the option as to the number of shares specified.

         (v) Notwithstanding any provision to the contrary, the number of shares of Common Stock for which options may be granted to any person pursuant to the Plan during 1997 or during any subsequent calendar year shall not exceed 200,000, provided, however, that such number shall be subject to appropriate adjustment in accordance with paragraph 7(f).

    (b)  Restricted Stock.

         (i) The Committee may transfer to any Employee Participant shares of Common Stock, subject to this paragraph 5(b) and such other terms and conditions (including, without limitation, performance goals similar to those described in paragraph 5(c)) as the Committee may prescribe (such shares being called restricted stock ). Each certificate for restricted stock shall be registered in the name of the Employee Participant and deposited, together with a stock power endorsed in blank, with the Company.

         (ii) There shall be established for each restricted stock grant to an Employee Participant one or more restriction periods of such length as shall be determined by the Committee. No restriction period shall exceed 10 years from the date of the grant. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, during the applicable restriction period. Except for such restrictions on transfer and such other restrictions as the Committee may impose, the Employee Participant shall have all the rights of a holder of Common Stock as to such restricted stock. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional restricted stock or otherwise invested. At the expiration of each restriction period, the Company shall redeliver to the Employee Participant (or the Employee Participant s legal representative or designated beneficiary) certificates deposited pursuant to this paragraph representing the shares with respect to which the applicable restrictions and conditions have been satisfied.

         (iii) Except as provided by the Committee at the time of grant or otherwise, upon termination of employment of an Employee Participant for any reason during a restriction period applicable to restricted stock of such Employee Participant, all shares still subject to restriction shall be forfeited by the Employee Participant.

    (c)   Performance Shares.   Performance shares, measured
in whole or in part by the value of shares of Common Stock, the performance of the participant, the performance of the Company, its subsidiaries or any separate business units or properties thereof, or any combination thereof, may be granted to Employee Participants under the Plan. Such share-value incentives may be payable in Common Stock, cash or both, and shall be subject to such restrictions and conditions, as the Committee shall determine. At the time of a performance shares grant to an Employee Participant, the Committee shall determine, in its sole discretion, one or more performance periods and performance goals to be achieved during the applicable performance periods. No performance period shall exceed 10 years from the date of the grant. A performance shares grant to an Employee Participant may be made subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events such as changes in laws, regulations or accounting practices, or unusual or nonrecurring items or occurrences. The Committee shall determine the extent to which performance goals have been attained or a degree of achievement between maximum and minimum levels in order to evaluate the level of payment to be made, if any.

    (d) Time Limit. No share-value incentive granted to an Employee Participant under the Plan shall be subject to exercise beyond and no conditions or performance goals shall be susceptible of satisfaction beyond a period of 10 years after the date of the grant thereof.

    6.   Formula Awards to Eligible Directors.

    (a) General. Each Formula Award granted under the Plan shall be evidenced by an agreement (an Agreement ) duly executed on behalf of the Company and by the Eligible Director to whom such Formula Award is granted and dated as of the applicable date of grant. Each Agreement shall be signed on behalf of the Company by an officer or officers delegated such authority by the Committee using either manual or facsimile signature. Each Agreement shall comply with and be subject to the terms and conditions of the Plan. Any Agreement may contain such other terms, provisions and conditions not inconsistent with the Plan or this paragraph 6 as may be determined by the Committee. All Formula Awards granted under the Plan shall be non-statutory options not intended to qualify under Section 422 of the Code.

    (b) Initial Grants. Subject to the limitation in paragraph 6(n), an option to purchase 7,500 shares of Common Stock pursuant to clause (i) of this paragraph 6(b) or 10,000 shares of Common Stock pursuant to clause (ii) of this paragraph 6(b), as the case may be (as adjusted in each case pursuant to paragraph 6(1)) (and in the case of each grant pursuant to clause (i) of this paragraph 6(b), multiplied by the number of consecutive annual meetings of the Company s stockholders, including the annual meeting at which stockholders approve an amendment to the Plan providing for the grant of Formula Awards, at which the Eligible Director in question was elected to serve as a Director of the Company and/or after which he continued to be a Director of the Company) shall be granted to:

         (i) each member of the Company s Board of Directors (a Director ) who is an Eligible Director immediately following the annual meeting of the Company s stockholders at which stockholders approve an amendment to the Plan providing for the grant of Formula Awards, and

         (ii) each other Eligible Director immediately following the annual meeting of the Company s stockholders at which such Director is first elected or immediately following the first annual meeting of the Company s stockholders after such Eligible Director is first elected or appointed by the Company s Board of Directors to be a Director, whichever is applicable (each, an Initial Grant ); provided, however, that if an Eligible Director who previously received an Initial Grant pursuant to this paragraph 6(b) terminates service as a Director and is subsequently elected or appointed to the Company s Board of Directors, such Director shall not be eligible to receive a second Initial Grant pursuant to this paragraph 6(b), but shall be eligible to receive only Annual Grants (as defined) pursuant to paragraph 6(c).

    (c) Annual Grants. Subject to the limitation in paragraph 6(n), an option to purchase 10,000 shares of Common Stock (as adjusted pursuant to paragraph 6(1)) shall be granted automatically each year, immediately following the annual meeting of the Company s stockholders, to each Director who is an Eligible Director at such time and who is not entitled to receive an Initial Grant pursuant to paragraph 6(b) immediately following such annual meeting (each, an Annual Grant ).

    (d) Formula Award Exercise Price. The exercise price per share for an Initial Grant or an Annual Grant shall be the average of the Fair Market Values (as hereinafter defined) for the fifth
(5th) through the ninth (9th) business days (which, for purposes of this paragraph 6(d) shall mean those days on which the New York Stock Exchange is open for trading) following the date of grant. For purposes of the preceding sentence, Fair Market Value equals the mean of the high and low per share trading prices for the Common Stock as reported in The Wall Street Journal for New York Stock Exchange Composite Transactions.

    (e) Vesting and Exercisability. Except as otherwise provided in paragraph 6(h), a Formula Award shall vest and become non-forfeitable when, and only if, the optionee continues to serve as a Director until the first annual meeting of the Company s stockholders held following the year in which the option was granted. Except as otherwise provided in paragraph 6(h), a Formula Award shall thereafter become exercisable according to the following schedule:

     Period of Optionee s Continuous         Portion of Formula
     Service as a Director of the                   Award that is
     Company                                   Exercisable

From the First Annual Meeting of
 Stockholders subsequent to the grant to
 the second Annual Meeting of Stockholders
 subsequent to the grant . . . . . . . . . .                40%
From the second Annual Meeting of Stockholders
 subsequent to the grant to the third
 Annual Meeting of Stockholders subsequent to
 the grant . . . . . . . . . . . . . . . . .                70%
From the third Annual Meeting of Stockholders
 subsequent to the grant to the expiration
 of the term of the Formula Award. . . . . .               100%

    (f) Time and Manner of Exercise. Except as otherwise provided in this paragraph 6(f), any vested Formula Award, to the extent the same is exercisable in accordance with paragraph 6(e), is exercisable in whole or in part at any time or from time to time until the expiration or termination of its term in accordance with paragraph 6(h) by giving written notice, signed by the person exercising the Formula Award, to the Company (to the attention of the Company s Corporate Secretary) stating the number of shares of Common Stock with respect to which the Formula Award is being exercised, accompanied by payment in full of the option exercise price for the number of shares of Common Stock to be purchased. The date both such notice and payment are received by the office of the Secretary of the Company shall be the date of exercise of the Formula Award as to such number of shares. Notwithstanding any provision to the contrary, no Formula Award may at any time be exercised with respect to a fractional share.

    (g) Payment of Exercise Price. Payment of the exercise price for a Formula Award may be in cash or by bank-certified, cashier s, or personal check or, to the extent permitted by the Committee, payment may be in whole or in part by

         (i)  transfer to the Company of shares of the Common
    Stock having a Fair Market Value (as defined in paragraph
    6(d)) on the date of exercise equal to the exercise price, or

         (ii) delivery of instructions to the Company to withhold from the shares of Common Stock that would otherwise be issued on the exercise that number of such shares having a Fair Market Value (as defined in paragraph 6(d)) equal to the exercise price.

    If the Fair Market Value (as defined in paragraph 6(d)) of the number of whole shares of Common Stock transferred or the number of whole shares of Common Stock withheld is less than the total exercise price, the shortfall must be paid in cash.

    (h) Term of Formula Awards. Each Formula Award shall expire ten (10) years from its date of grant, but shall be subject to earlier termination as follows:

         (i) In the event of the termination of a Formula Award holder s service as a Director, other than by reason of retirement, total and permanent disability, or death, the then-outstanding Formula Awards of such holder (whether or not then vested and whether or not then exercisable) shall automatically expire on (and may not be exercised on) the effective date of such termination. For purposes of this paragraph 6(h), the phrase by reason of retirement means (a) mandatory retirement pursuant to Board policy or (b) termination of service at a time when the holder would be entitled to a retirement benefit under the Circus Circus Employees Profit Sharing and Investment Plan, as then in effect, if the holder were an employee of the Company.

         (ii) In the event of the termination of a Formula Award holder s service as a Director by reason of retirement or total and permanent disability, the then-outstanding Formula Awards of such holder that have vested pursuant to paragraph 6(e) (including, without limitation, any Formula Awards or portions thereof which vest in accordance with paragraph 6(e) on the date of termination) shall become exercisable, to the full extent of the number of shares of Common Stock remaining covered by such Formula Awards, regardless of whether such Formula Awards were previously exercisable, and each such Formula Award shall expire one year after the date of such termination or on the stated grant expiration date, whichever is earlier.

         (iii) In the event of the death of a Formula Award holder while such holder is a Director, the then outstanding Formula Awards of such holder that have vested pursuant to paragraph 6(e) (including, without limitation, any Formula Awards or portions thereof which vest in accordance with paragraph 6(e) on the date of death) shall become exercisable, to the full extent of the number of shares of Common Stock remaining covered by such Formula Awards, regardless of whether such Formula Awards were previously exercisable, and each such Formula Award shall expire one year after the date of death of such optionee or on the stated grant expiration date, whichever is earlier.

    Exercise of a deceased holder s Formula Awards that are still exercisable shall be by the estate of such holder or by the person or persons to whom the holder s rights have passed by will or the laws of descent and distribution.

    (i)  Transferability.  The right to exercise a Formula
Award granted under the Plan shall, during the lifetime of the Eligible Director to whom such Formula Award was granted, be exercisable only by such recipient or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder (a
 QDRO ) and shall not be assignable or transferable by such recipient other than by will or the laws of descent and distribution or a QDRO. Any purported transfer contrary to this provision will be null and void and without effect.

    (j) Limitation of Rights. Neither the recipient of a Formula Award under the Plan nor the recipient s successor or successors in interest shall have any rights as a stockholder of the Company with respect to any shares of Common Stock subject to a Formula Award granted to such person until the date of issuance of a stock certificate for such shares of Common Stock.

    (k) Limitation as to Directorship. Neither the Plan, nor the granting of a Formula Award, nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that an Eligible Director has a right to continue as a Director for any period of time or at any particular rate of compensation.

    (1) Capital Adjustments. The number and class of shares with respect to which a Formula Award may be granted to an Eligible Director under the Plan, the number and class of shares subject to each outstanding Formula Award, and the exercise price per share specified in each such Formula Award shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment or the payment of any stock dividend, or other increase or decrease in the number of such shares effected without receipt of consideration by the Company. For purposes of the preceding sentence, the Company shall be deemed to have received consideration for any shares issued pursuant to this or any other employee benefit plan meeting the requirements of Rule 16b-3.

    (m)  Limit on Awards to Eligible Directors.
Notwithstanding any provision of the Plan to the contrary, an Eligible Director shall not be entitled to receive or participate in any award under the Plan other than Formula Awards which are granted to such Eligible Director pursuant to paragraphs 6(b) and 6(c) and meet all of the requirements of paragraph 6 applicable thereto.

    (n) Termination of Formula Awards. Notwithstanding any provision to the contrary, no Formula Award shall be granted pursuant to paragraph 6(b) or 6(c) on a date when the number of shares of Common Stock authorized for issuance pursuant to the Plan and then available for issuance pursuant to new Formula Awards is less than the aggregate number of such shares which would be issuable pursuant to Formula Awards otherwise required to be granted on such date, assuming the full vesting and exercise of such Formula Awards. In the event Formula Awards are not granted as a result of the application of this paragraph 6(n), no Formula Awards shall thereafter be granted pursuant to the Plan.

    (o) Conflicting Provisions. In the event of any conflict between a provision of this paragraph 6 and a provision in any other paragraph of the Plan with respect to Formula Awards, such provision of this paragraph 6 shall be deemed to control.

    7.   Miscellaneous Provisions.

    (a) Effective Date and Term. The Plan is effective as of the date it is adopted by the holders of at least a majority of the outstanding shares of the Company s Common Stock present in person or by proxy and entitled to vote at the Company s 1991 Annual Meeting of Stockholders. Unless extended by the stockholders of the Company and subject to paragraph 7(k), this Plan shall expire upon the expiration of a ten-year period commencing on the effective date of the Plan, however, the Plan shall continue thereafter to govern all awards granted before that date until the exercise, expiration or cancellation of such awards.

    (b) Rights as Stockholder. An Employee Participant under the Plan shall have no right as a holder of the Company s Common Stock with respect to share-value incentives granted hereunder, and an Eligible Director shall have no right as a holder of the Company s Common Stock with respect to Formula Awards granted hereunder, unless and until certificates for shares of the Company s Common Stock are issued to the Employee Participant or Eligible Director, as the case may be. Common Stock issued to an Employee Participant pursuant to a share-value incentive grant shall nevertheless be subject to such limitations and restrictions contained in the agreement with respect to the grant.

    (c) Funding of the Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any share value incentive grant or Formula Award under the Plan.

    (d) Agreements. Each share-value incentive granted to an Employee Participant under the Plan shall be evidenced by an agreement in such form and containing such terms and conditions (not inconsistent with the Plan) as the Committee shall determine in its sole discretion.

    (e) Non-Transferability. No share-value incentive grant to an Employee Participant under the Plan, and no interest therein, shall be transferable by the Employee Participant otherwise than by will or the laws of descent and distribution or pursuant to a QDRO. All share-value incentive grants to an Employee Participant shall be exercisable or received during the Employee Participant s lifetime only by the Employee Participant or pursuant to a QDRO. Any purported transfer contrary to this provision will be null and void and without effect.

    (f) Adjustments Upon Certain Changes. In the event of a merger, consolidation, reorganization, recapitalization, spinoff, stock dividend or stock split, or combination or other increase or reduction in the number of issued shares of Common Stock, or extraordinary cash dividend or any other similar event, the Board of Directors or the Committee may, in order to prevent the dilution or enlargement of rights under share-value incentive grants or Formula Awards, make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by, or with respect to which payments are measured under, outstanding share-value incentive grants and the exercise prices specified therein as may be determined to be appropriate and equitable.

    (g) Tax Withholding. The Committee shall have the power to withhold, or require an Employee Participant to remit to the Company, an amount sufficient to satisfy any withholding or other tax due with respect to any amount payable and/or shares issuable under the Plan, and the Committee may defer such payment or issuance unless indemnified to its satisfaction. Subject to the consent of the Committee, an Employee Participant may make an irrevocable election to have shares of Common Stock otherwise issuable under a share-value incentive grant withheld, tender back to the Company shares of Common Stock received pursuant to a share-value incentive grant or deliver to the Company previously acquired shares of Common Stock having a fair market value sufficient to satisfy all or part of the participant s estimated tax obligations associated with the transaction. Such election must be made by an Employee Participant prior to the date on which the relevant tax obligation arises. The Committee may disapprove of any election and may limit, suspend or terminate the right of an Employee Participant to make such elections.

    (h) Listing and Legal Compliance. The Committee may suspend the exercise or payment of any share value incentive grant or Formula Award so long as it determines that securities exchange listing, or any registration, approval or other action under any gaming or securities laws or regulations, is required in connection therewith and has not been completed on terms acceptable to the Committee. The Committee shall have the right to condition any such issuance or transfer upon receipt by the Company of written undertakings to comply with such restrictions on subsequent disposition of such shares as the Committee or the Company shall reasonably deem necessary or advisable as a result of any applicable law, regulation or official interpretations thereof, and certificates representing such shares may be legended to reflect any such restrictions or may be made subject to a stop transfer restriction with the Company s transfer agent.

    (i) Beneficiary Designation. Subject to paragraphs 6(i) and 7(e), each Employee Participant and Eligible Director may name, from time to time, beneficiaries (who may be named contingently or successively) to whom benefits under the Plan are to be paid in the event of such Employee Participant s or Eligible Director s death before they receive any or all such benefits. Each designation will revoke all prior designations by the same Employee Participant or Eligible Director, shall be in a form prescribed by the Committee, and will be effective only when filed by the Employee Participant or Eligible Director in writing with the Committee during the Employee Participant s or Eligible Director s lifetime. In the absence of any such designation, vested benefits remaining unpaid at the Employee Participant s or Eligible Director s death shall be paid to the Employee Participant s or Eligible Director s estate.

    (j) Rights of Participants. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any subsidiary to terminate any Employee Participant s employment at any time, nor confer upon any Employee Participant any right to continue in the employ of the Company or any subsidiary for any period of time or to continue his or her present or any other rate of compensation. No employee shall have a right to be selected as an Employee Participant, or, having been so selected, to be selected again as an Employee Participant, except as may be provided in any written agreement between the Company and such employee.

    (k)  Amendment, Suspension and Termination of Plan.  The
Board of Directors may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that if required to qualify the Plan under Rule 16b-3, no amendment shall be made more than once every six (6) months that would change the amount, price or timing of Formula Awards (or any other provision of the Plan the amendment of which would cause the Plan to fail to qualify under Rule 16b-3), other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act, or the rules and regulations promulgated thereunder; and provided, further, that no amendment shall be made without the approval of the Company s stockholders that would

         (i) materially increase the number of shares of Common Stock that may be issued under the Plan, or

         (ii) otherwise materially increase the benefits accruing to participants under the Plan.

    No amendment, suspension or termination of the Plan shall impair the rights of Employee Participants under outstanding share-value incentive grants or Eligible Directors under Formula Awards without the consent of the Employee Participants and/or Eligible Directors affected thereby or make any change that would disqualify the Plan, or any other plan of the Company intended to be so qualified, from the exemption provided by Rule 16b-3.

    (1)  Misconduct.  In the event that an Employee
Participant (i) shall cease to be employed by the Company or a subsidiary because of his discharge for dishonesty, or because he violated any material provision of any employment or other agreement between him and the Company or a subsidiary, or (ii) shall voluntarily resign or terminate his employment with the Company or a subsidiary under or followed by such circumstances as would constitute a breach of any material provision of any employment or other agreement between him and the Company or a subsidiary, or (iii) shall have committed an act of dishonesty not discovered by the Company or a subsidiary prior to the cessation of his employment with the Company or a subsidiary, but which would have resulted in his discharge if discovered prior to such date, or
(iv) shall, either before or after cessation of his employment with the Company or a subsidiary, without the written consent of the Company or a subsidiary, use (except for the benefit of the Company or a subsidiary) or disclose to any other person any confidential information relating to the continuation or proposed continuation of the business or any trade secrets of the Company or a subsidiary obtained as a result of or in connection with such employment, or
(v) shall, either before or after the cessation of his employment with the Company or a subsidiary, without the written consent of the Company or a subsidiary, directly or indirectly, give advice to, or serve as an employee, director, officer, or trustee of, or in any similar capacity with, or otherwise directly or indirectly participate in the management, operation, or control of, or have any direct or indirect financial interest in, any corporation, partnership, or other organization which directly or indirectly competes in any respect with the Company or its subsidiaries, or
(vi) shall cease to be employed by the Company or a subsidiary because of his inability to continue as an employee under any law or governmental regulation, including any Nevada gaming law or regulation, or (vii) shall voluntarily resign or terminate his employment with the Company or a subsidiary under or followed by such circumstances as would have rendered him unable to have continued as an employee under any law or governmental regulation, including any Nevada gaming law or regulation, then forthwith from the happening of any such event, any share-value incentive grant then held by such Employee Participant shall terminate and become void to the extent that, in the case of a stock option, it then remains unexercised and, in the case of any other share-value incentive grant, any condition or performance goal under it then has not been met or satisfied. Additional forfeiture provisions may be included within the terms of any share-value incentive grant to an Employee Participant as may be determined by the Committee in its discretion.

    (m) Governing Law. The validity and construction of the Plan, its rules and regulations and any agreements entered into thereunder shall be governed by the laws of the State of Nevada
(but not including choice of law rules thereof).


                                                 Exhibit 23

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our reports dated February 26, 1997 included or incorporated by reference in Circus Circus Enterprises, Inc. s Annual Report on Form 10-K for the year ended January 31, 1997 and to all references to our Firm included in this Registration Statement.

                                  ARTHUR ANDERSEN LLP



Las Vegas, Nevada
June 24, 1997